This Twenty-Sixth Amendment to District Cooling System Use Agreement (the “Twenty-Sixth Amendment”), dated as of October 18, 2011 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and MDE Thermal Technologies, Inc., an Illinois corporation (the “Grantee”).

WITNESSETH:

WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee (and its successors in interest) the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

WHEREAS, Grantee wishes to amend Exhibit 1 and Exhibit 2 to the Current Agreement (the “Current Exhibit”) to include in the Current Distribution Facilities a portion of Wabash Avenue from Erie Street to Superior Street, and a portion of Superior Street from Wabash Avenue to a point 100 feet west of Wabash Avenue as described and depicted in amended Exhibits 1 and 2, each as attached to this Twenty-Sixth Amendment (collectively, the “Amended Exhibits”);  and

WHEREAS, the City Council of the City on September 8, 2011, adopted an ordinance authorizing and approving execution of a Twenty-Sixth Amendment to the Current Agreement in substantially the form of this Twenty-Sixth Amendment, including the Amended Exhibits (the “Ordinance”); and

WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to the terms and conditions set forth below;

NOW, THEREFORE,
It is agreed by the parties hereto as follows:

Section 1.  The above recitals are expressly incorporated herein and made a part of this Twenty-Sixth Amendment by reference as though fully set forth herein.  The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

Section 2.  As of the Effective Date of this Twenty-Sixth Amendment, the current Exhibits are deemed superseded and replaced by the Amended Exhibits.

Section 3.  The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Twenty-Sixth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”).  No payment, gratuity or offer of employment shall be made in connection with this Twenty-Sixth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders.  Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

Section 4.  Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code.  In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

Section 5.  It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General and/or Legislative Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-55 and/or 2-56 of the Code.  The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

Section 6.  The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.  The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee and its direct and indirect corporate parents.

Section 7.  If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

Section 8.  Pursuant to Section 2-156-030(b) of the Municipal  Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the direction of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship.  Violation of Section 2-156-030(b) by any elected official with respect to this Twenty-Sixth Amendment shall be grounds for termination of the Current Agreement and this Twenty-Sixth Amendment.  The term business relationship is defined as set forth in Section 2-156-080 of the Code.

Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company.  A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.

Section 9.  Except as expressly modified in this Twenty-Sixth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

IN WITNESS WHEREOF, the City has caused this Twenty-Sixth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Comptroller and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

/s/ Susana Mendoza	By: /s/ Rich Rodriguez
City Clerk	Title: Commissioner of the
Department of Environment

By: /s/ Amer Ahmad Title: Comptroller

By: /s/ Gabe Klein Title: Commissioner of the Department of Transportation

Reviewed as to form and legality: /s/ William A. Nyberg Assistant Corporation Counsel
ATTEST:	MDE THERMAL TECHNOLOGIES, INC.
/s/ Maureen R. Prunty
City Clerk	By: /s/ David Bump
Title: President